EXHBIT 10.2
11% SENIOR SECURED CONVERTIBLE NOTE

$[ ]	[ ,200 ]
N-1
THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS (II) PURSUANT TO RULE 144 OF THE SECURITIES ACT OR (III) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.
THIS SECURITY IS SUBJECT TO FURTHER RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS, AS SET FORTH IN THE REGISTRATION RIGHTS AGREEMENT AND THE INVESTMENT AND EXCHANGE AGREEMENT BOTH ENTERED INTO AS OF THE CLOSING DATE, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SECURITY UPON WRITTEN REQUEST.
      FOR VALUE RECEIVED, EMISPHERE TECHNOLOGIES, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of [MHR Fund Management LLC], a Delaware limited partnership (the “Holder”), the principal amount of [                    ] MILLION DOLLARS ($[                    ]), on the terms set forth herein. The obligations under this 11% Senior Secured Convertible Note (this “Note”) are secured by a first priority security interest in substantially all assets of the Company pursuant to the Security Agreement and the other Security Documents.
      1.     Definitions; Interpretation.
      (a) Definitions. The following terms shall have the meanings ascribed to them below:

“18-Month Budget” means, with respect to any Asset Sale proposed to be made pursuant to Section 7(n)(iii), the Company’s operating budget covering the period from the date of the consummation of such Asset Sale to the date 18 months thereafter.

“Additional Documentation” has the meaning ascribed to such term in Section 3(b).

“Additional Shares of Common Stock” has the meaning ascribed to such term in Section 3(d)(iv).

“Affiliate” means, as to any Person, any other Person (i) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; (ii) who is a director or officer (A) of such Person; (B) of any Subsidiary of such Person; or (C) of any Person described in clause (i) above with respect to such Person; or (iii) which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Exchange Act, as is in effect on the date hereof) of 10% or more of any class of the outstanding voting stock, securities or other equity or ownership interests of such Person; provided that notwithstanding anything else herein to the contrary, any Permitted Holder shall be deemed not to be an Affiliate of the Company or any Subsidiary. For purposes of this definition, the term “control” (and the correlative terms, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, whether through ownership of securities or other interests, by contract or otherwise.

“Affiliate Transaction” has the meaning ascribed to such term in Section 7(o).

“Asset Sale” means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, a sale/leaseback transaction, and the sale or transfer of any FDA licenses or approvals) other than any sale, lease, conveyance or other disposition involving assets or rights (or a series of related sales, leases, conveyances or other dispositions) having a fair market value less than $50,000 individually and $100,000 in the aggregate during the period from the Closing Date until the Repayment Date (which fair market value shall in each case be determined as of the date of such disposition), and other than sales, conveyances or transfers of inventory in the ordinary course of business consistent with past practices with the prior written consent of the Holder (which shall not be unreasonably withheld); and (ii) the issuance or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company’s Subsidiaries. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Subsidiary or by a Subsidiary to the Company or to another Subsidiary; (ii) an issuance or sale of Equity Interests by a Subsidiary to the Company or to another Subsidiary; (iii) a sale or other disposition of property or equipment that has become worn out, obsolete or otherwise unsuitable for its purpose; (iv) a disposition of Cash Equivalents; (v) transactions consummated in compliance with Section 7(n) or Restricted Payments in accordance with Section 7(s); and (vi) the exercise of rights (including foreclosure) in respect of any Lien permitted by Section 7(k).

“Bank” means a financial institution at which the Company and the Holder shall mutually agree to maintain the Disbursement Account.

“Bankruptcy Code” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Board of Directors” means the board of directors of the Company.

“Budget” has the meaning ascribed to such term in Section 7(a), as updated and amended from time to time pursuant to Section 7(d)(iii) and Section 7(n).

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Capital Lease” means, for any Person, a lease of any interest in any kind of property (whether real, personal or mixed) or asset by such Person as lessee that is, should be or should have been recorded as a “capital lease” on the balance sheet of such Person in accordance with GAAP.

“Cash Equivalents” means (i) Dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than 6 months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of 6 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 6 months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thompson Bank Watch Rating of “B” or better, (iv) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group and in each case maturing within 6 months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) - (v) of this definition.

“Change of Control” shall be deemed to have occurred when (i) any person (as defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than one or more Permitted Holders, becomes the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 under the Exchange Act) of a majority of the combined voting power of the Common Stock; (ii) the Company merges or consolidates with or into another Person as a result of which the shareholders of the Company immediately prior to the consummation of such transaction do not own at least 50% of the outstanding voting securities of the remaining, consolidated or successor entity, as the case may be, or the Company sells or disposes of all or substantially all of its assets to any Person; (iii) the liquidation, dissolution, or the winding up of the affairs of the Company; or (iv) during any 12 month-period following the date hereof, individuals who at the beginning of such period constituted the Board of Directors (and any new members of the Board of Directors whose election by the Board of Directors or whose nomination for election by the Company’s shareholders was approved by (A) a vote of a majority of the members of the Board of Directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or (B) the Permitted Holders), cease for any reason to constitute a majority of the Board of Directors.

“Closing Date” means September 26, 2005. The date of the initial closings under the Loan Agreement and the Investment Agreement.

“Code” or “UCC” means the Uniform Commercial Code in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to the Holder’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” has the meaning ascribed to such term in Section 2.1 of the Security Agreement.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Company 2004 10-K” means the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as amended and filed with the SEC prior to the Closing Date.

“Company Intellectual Property” constitutes all present and future Intellectual Property owned, controlled, licensed or used by the Company or necessary to the conduct of the business of the Company.

“Company Ongoing SEC Documents” has the meaning ascribed to such term in Section 7(ff).

“Company SEC Documents” has the meaning ascribed to such term in Section 6(k).

“Confidential Information” means all proprietary and confidential information or materials possessed or developed, whether developed before or after the date hereof; including without limitation, information or materials on substances, formulations, technology, equipment, data, reports, Know-How, sources for supply, patent position and business plans, inventions, discoveries, improvements and methods, marketing techniques or plans, manufacturing and other plant designs, location of operations, and any other information regarding business operations.

“Conversion Amount” means the portion of the principal amount of this Note being converted plus any accrued and unpaid interest thereon through the Conversion Date each as specified in the Notice of Conversion.

“Conversion Date” means, for any conversion, the date specified in the Notice of Conversion so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Company at or before 11:59 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion; provided, however, that if the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the Holder faxes or otherwise delivers the Notice of Conversion to the Company.

“Conversion Price” means $3.78 per share of Common Stock, subject to adjustments as set forth herein.

“Conversion Shares” has the meaning ascribed to such term in Section 3(a).

“Convertible Securities” has the meaning ascribed to such term in Section 3(d)(iv)(A).

“Copyright Licenses” means all written agreements granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights” means all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.

“Daily Market Price” means, as of any date of determination, the closing sale price for the Common Stock, for the Trading Day of such date of determination (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such Trading Day or that are not otherwise reflected in such closing price and further subject to adjustment as provided herein) on the principal United States securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the closing sale price for the Common Stock on the OTC Bulletin Board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the closing sale price as reported in the “pink sheets” by the Pink Sheets LLC, in each case for such date or, if such date was not a Trading Day for such security, on the next preceding date which was a Trading Day. If the Daily Market Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Daily Market Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Holder and reasonably acceptable to the Company, with the costs of such appraisal to be borne by the Company.

“Delivery Period” has the meaning ascribed to such term in Section 3(c).

“Default” means any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Rate” has the meaning ascribed to such term in Section 2(b).

“Disbursement Account” means (a) an investment account (i) maintained at Bank in the name of the Company, and (ii) as to which the right to transfer, withdraw or otherwise disburse funds therefrom shall reside, pursuant to the terms hereof and the terms of any account control agreement if one was entered into, solely with the Holder to the exclusion of the Company, as such investment account may have been reconstituted or replaced pursuant to Section 7(hh)(ii) hereof, or (b) such other deposit account as the Holder and Borrower shall reasonably agree, and in each case subject to an account control agreement in form and substance acceptable to the Holder and the Company.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security into which they are convertible, or for which they are exchangeable, at the option of the holder thereof), or upon the happening of any event, mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Maturity Date.

“Disregarded Securities” has the meaning ascribed to such term in Section 3(d)(iv)(E).

“Dollars” or “$” means lawful money of the United States.

“DTC” has the meaning ascribed to such term in Section 3(c).

“DTC Transfer” has the meaning ascribed to such term in Section 3(c).

“Environmental Law” means any present and future federal, state, local or foreign laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, including but not limited to those relating to Hazardous Substances.

“Equity Interest” means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person and all options, warrants or other rights to purchase or acquire any of the foregoing; and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, with respect to the Company or any Subsidiary, any trade or business (whether or not incorporated) that, together with the Company or Subsidiary, is treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means, with respect to the Company or any Subsidiary or ERISA Affiliate, (i) the complete or partial withdrawal (as such terms are defined in Sections 4203 and 4205 of ERISA, respectively) of the Company or any Subsidiary or ERISA Affiliate from any Multiemployer Plan; (ii) the institution of proceedings to terminate a Multiemployer Plan by the PBGC; (iii) the failure by the Company or any Subsidiary or ERISA Affiliate to make when due required contributions to a Multiemployer Plan unless such failure is cured within 30 days; (iv) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (v) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (vi) the loss of a Qualified Plan’s qualification or tax exempt status; or (vii) any other event or condition that could constitute grounds for the imposition of material liability with respect to any Plan and which, if curable, is not cured within 30 days.

“Event of Default” has the meaning ascribed to such term in Section 8(a).

“Excepted Transaction” has the meaning ascribed to such term in Section 7(x).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Issuances” has the meaning ascribed to such term in Section 3(d)(v).

“Extraordinary Event” has the meaning ascribed to such term in Section 3(d)(iii).

“FDA” means the Food and Drug Administration, as from time to time constituted, created under the Food and Drug Act of 1906.

“Final Withdrawal Date” means the date immediately following the date on which all proceeds have been disbursed from the Disbursement Account in accordance with the applicable provisions hereof.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Indebtedness of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness (and “Guaranteed,” “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“Guarantors” means any Subsidiary of the Company that executes a guaranty in accordance with Section 7(v).

“Hazardous Substances” includes, but is not limited to, any and all substances defined, listed or otherwise classified as pollutants, hazardous wastes, medical wastes, hazardous substances, radiological substances, hazardous materials, extremely hazardous wastes or words of similar meaning or regulatory effect under any present or future Environmental Laws, or that may have a negative impact on human health or the environment.

“Hedge Agreement” means any and all transactions, agreements or documents now existing or hereafter entered into by the Company which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“Indebtedness” of any Person means, without duplication, (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, hedges, derivatives or other financial products; (iii) all obligations of such Person as a lessee under Capital Leases; (iv) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed; (v) all obligations of such Person to pay the deferred purchase price of assets; (vi) all obligations of such Person owing under Hedge Agreements; and (vii) any obligations of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness of such other Person under any of clauses (i) through (vi) above.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Know-How, Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Rate” has the meaning ascribed to such term in Section 2(b).

“Investment Agreement” means Investment and Exchange Agreement, dated the Closing Date, among the Borrower, the Lender, MHR Capital Partners (500) LP, MHR Capital Partners (100) LP, and MHR Institutional Partners II LP.

“Investment Guidelines” means the Company’s Corporate Investment Policy, a copy of which is attached hereto as Exhibit D.

“Investments” means, (i) any direct or indirect purchase or other acquisition by the Company or any Subsidiary of any Equity Interest, or other ownership interest in, any other Person, and (ii) any direct or indirect loan, advance or capital contribution by the Company or any Subsidiary to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.

“IRC” means the Internal Revenue Code of 1986, and the Treasury Regulations (final, temporary and, as applicable, proposed) promulgated thereunder.

“Know-How” means any and all proprietary unpatented technical information, data, ideas, test results, inventions, instructions, processes, knowledge, techniques, discoveries, formulae, specifications, designs, regulatory filings, and biological or other materials (including, without limitation, biological, chemical, toxicological, physical and analytical, safety, manufacturing and quality control data and information).

“Knowledge” means, with respect to the knowledge of the Company, the knowledge of the chief executive officer or the chief financial officer of the Company after due and diligent inquiry.

“Lender” means the Lender under the Loan Agreement on the Closing Date.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, security deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Line of Business” means (a) the Company’s development of improved dosage forms of drugs, either alone or with corporate partners, by applying its proprietary eligen® technology to those drugs or licensing its eligen® technology to partners who typically apply it directly to their marketed drugs (which has included oral delivery of proteins, peptides, macromolecules and charged organics), (b) the Company’s and its partners’ clinical trials of oral formulations or prototypes of salmon calcitonin, heparin, insulin, parathyroid hormone, human growth hormone and cromolyn sodium, and (c) the continued development of any studies being actively undertaken by the Company as of the Closing Date that are related to the activities of the Company under clauses (a) and (b) (including improved oral dosage forms of already orally bioavailable drugs, trans and intra dermal delivery, and buccal delivery).

“Loan Agreement” means the Senior Secured Term Loan Agreement, dated as of the Closing Date, between the Company and the Lender.

“Loan Documents” means this Note, the Investment Agreement, the Security Documents and any certificates, instruments, agreements or other documents executed in connection herewith or therewith.

“Material Adverse Effect” means, individually or together with other adverse effects, any material adverse effect on the liabilities, operations, financial condition, tangible or intangible properties, business or results of operations of the Company and its Subsidiaries taken as a whole or the ability of the Company to consummate the transactions contemplated hereby or by the other Loan Documents, or the Proposed Transactions; provided, however, that any such effects resulting from (i) any change affecting the pharmaceutical industry generally, (ii) any change in general United States economic conditions, (iii) any change in law, rule or regulation or GAAP; except, in the case of each of (i), (ii) and (iii), to the extent that such changes affect the Company disproportionately to the pharmaceutical industry taken as a whole; (iv) any change, event, occurrence or state of facts directly arising out of or resulting from any action taken, or the failure to take an action, by the Company with the Holder’s express written consent or in accordance with the express written instructions of the Holder or as otherwise expressly required or explicitly and specifically permitted to be taken by the Company pursuant to the terms of the Loan Agreement, this Note, the other Loan Documents or the Investment Agreement; or (v) any change in the Company’s stock price or any failure by the Company to meet revenue or earnings projections published by industry analysts (provided that this clause (v) shall not be construed as providing, or be used or relied upon for any determination, that the change, event, occurrence or state of facts giving rise to such change or failure does not constitute, cause, contribute to or result in a Material Adverse Effect) shall in each case not be considered when determining if a Material Adverse Effect has occurred.

“Maturity Date” has the meaning ascribed to such term in Section 2(a).

“MHR” means MHR Fund Management LLC and any successor thereto.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and to which the Company or any Subsidiary or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Cash Proceeds,” with respect to any issuance or sale of Equity Interests or Indebtedness, means the cash proceeds of such issuance or sale net of all reasonable and customary attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes actually paid as a result thereof.

“Non-Domestic Intellectual Property” means any and all Intellectual Property other than Intellectual Property arising under the laws of the United States.

“Notice of Conversion” has the meaning ascribed to such term in Section 3(b).

“Novartis” means Novartis Pharma AG, a company registered in Switzerland.

“Novartis Note” means the Convertible Promissory Note Due December 1, 2009, issued by the Company for the benefit of Novartis, as delivered to the Lender on the Closing Date.

“Novartis Option and License Agreement” means the Research Collaboration Option and License Agreement by and between the Company and Novartis, dated as of December 1, 2004, as delivered to the Lender on the Closing Date.

“Obligation” means all principal of and interest (including all interest that accrues after the commencement of any case or proceeding by or against Holder in bankruptcy, whether or not allowed in such case or proceeding) on this Note, and any penalties, fees, charges, expenses, indemnification payments, reimbursements and any other sum chargeable to the Company under this Note or any of the other Loan Documents (other than the Investment Agreement).

“Officers’ Certificate” means a certificate signed by the chief executive officer and the chief financial officer of the Company and delivered to the Holder.

“Options” has the meaning ascribed to such term in Section 3(d)(iv)(A).

“Ownership Change” has the meaning ascribed to such term in Section 6(y).

“Patent Licenses” means all agreements, whether written or oral, providing for the grant of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

“Patents” means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith; (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof; and (iii) all rights to obtain any reissues or extensions of the foregoing.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a Plan described in Section 3(2) of ERISA.

“Perfected Lien” means a legal, valid and enforceable perfected, first priority lien and security interest under the internal laws of the relevant state in the United States (without reference to conflicts of law) for the benefit of the Holder, pursuant to the Security Documents.

“Peril” means, collectively, fire, lightning, flood, windstorm, hail, earthquake, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and all other perils covered by the “all-risk” endorsement then in use in the jurisdictions where the properties of the Company and its Subsidiaries are located.

“Permitted Holders” means MHR and any Related Party or Affiliate of MHR.

“Permitted Liens” means the following: (i) Liens granted to secure payment of the Obligations; (ii) Liens imposed by law for taxes (other than payroll taxes), assessments or charges of any governmental authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP to the satisfaction of the Holder, in its sole discretion; (iii) (A) statutory Liens of landlords (provided that any such landlord has executed a landlord waiver and consent in form and substance satisfactory to the Holder, in its sole discretion); and (B) other Liens imposed by law or that arise by operation of law in the ordinary course of business from the date of creation thereof, in each case only for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP to the satisfaction of the Holder, in its sole discretion; (iv) Liens (A) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations; or (B) arising as a result of progress payments under government contracts; (v) purchase money Liens in connection with the purchase by the grantor of such Lien of equipment in the normal course of business, including without limitation the Lien securing Indebtedness under the Master Lease Agreement between the Company and General Electric Capital Corporation dated as of March 14, 2004 (including related schedules); (vi) Liens subordinated in all respects to the Lien securing payment of the Obligations on terms and conditions and pursuant to an agreement in form and substance satisfactory to the Holder in its sole discretion; (vii) Liens to secure the financing of insurance premiums for insurance policies obtained pursuant to and in compliance with Section 7(l), provided, that such Liens are limited to the proceeds (including loss payments) of the insurance policies so financed, un-earned premiums on and dividends under such insurance policies, and the Company’s interest under any state insurance guarantee funds that may arise relating to such insurance policies; and (viii) to the extent constituting a Lien, the transfer of technology licenses in the ordinary course of business of the Company and otherwise permitted or disclosed hereunder.

“Person” means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization or government, or any political subdivision, department or agency of any government.

“Plan” means, at any time, an “employee benefit plan,” as defined in Section 3(3) of ERISA, that the Company or any Subsidiary or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by the Company or any Subsidiary.

“Precedent Obligations” has the meaning ascribed to such term in Section 19.

“Proceeding” has the meaning ascribed to such term in Section 10.

“Proposed Transactions” means the transactions contemplated by the Investment Agreement.

“Redemption Date” has the meaning ascribed to such term in Section 4(b).

“Redemption Premium” has the meaning ascribed to such term in Section 4(b).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Closing Date, by and among the Borrower, the Lender, MHR Capital Partners (500) LP, MHR Capital Partners (100) LP, and MHR Institutional Partners II LP.

“Related Party” means (1) any controlling stockholder, controlling member, general partner, majority owned Subsidiary, or spouse or immediate family member (in the case of an individual) of any Permitted Holder, (2) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding a controlling interest of which consist solely of one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1), (3) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (2) acting solely in such capacity, (4) any investment fund or other entity controlled by, or under common control with, the Holder or the principals that control the Holder, or (5) upon the liquidation of any entity of the type described in the immediately preceding clause (4), the former partners or beneficial owners thereof to the extent any Voting Stock may still be held by such entity.

“Repayment Date” means the date on which all Obligations are irrevocably repaid in full, in Dollars, to the Holder or converted into Common Stock pursuant to the terms hereof.

“Restricted Payment” means, with respect to the Company or any Subsidiary, (i) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of any Equity Interest of such Person, other than a payment or distribution of Equity Interests in connection with the exercise of any warrant, option or other right to acquire Equity Interests permitted under or issued pursuant to any Transaction Document; (ii) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of any Equity Interest of such Person or any other payment or distribution made in respect thereof, either directly or indirectly, other than a payment made in Equity Interests in connection with the exercise of any warrant, option or other right to acquire Equity Interests permitted under or issued pursuant to any Transaction Document; (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interest of such Person now or hereafter outstanding, other than a payment made in Equity Interests in connection with the exercise of any warrant, option or other right to acquire Equity Interests permitted under or issued pursuant to any Transaction Document; (iv) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Equity Interests of such Person or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (v) any payment, loan, contribution, or other transfer of funds or other property to any stockholder of such Person, except as otherwise permitted hereunder, in the other Loan Documents, the Investment Agreement or the other Transaction Documents, and other than payment of compensation in the ordinary course of business to stockholders who are employees of such Person; and (vi) any payment of management fees (or other fees of a similar nature) or out-of-pocket expenses in connection therewith by such Person to any Stockholder.

“Retiree Welfare Plan” means, at any time, a welfare plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment (other than (i) coverage mandated by applicable laws, including without limitation, COBRA continuation coverage; (ii) death benefits or retirement benefits under any “employee pension plan”, as that term is defined in Section 3(2) of ERISA; (iii) deferred compensation benefits accrued as liabilities on the books of the Company or any Subsidiary or ERISA Affiliate; or (iv) benefits, the full direct cost of which is borne by current or former employees (or beneficiary thereof)).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means the Pledge and Security Agreement, dated as of the Closing Date, by and between the Company and MHR Institutional Partners II LP, a copy of which is attached hereto as Exhibit B.

“Security Documents” means the collective reference to the Security Agreement (including the Security Agreement (Copyrights); Security Agreement (Patents); Security Agreement (Trademarks) and Security Agreement (Domain Name Registrations) attached thereto), any account control agreements delivered pursuant to the Loan Documents, any Subsidiary Guaranty, any Subsidiary Security Agreement, the UCC financing statements required to be filed and all other security documents hereafter delivered to the Holder in connection with granting a Lien on any of the assets of the Company or a Subsidiary to secure the Obligations.

“Stockholder” means, with respect to any Person, each holder of any Equity Interests of such Person.

“Subsidiary” means (i) as to the Company, any Person in which more than 25% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by the Company or one or more of its Subsidiaries; and (ii) as to any other Person, any Person in which more than 25% of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such Person or by one or more of such Person’s Subsidiaries. Unless otherwise specified in this Note or any Loan Document, references to a Subsidiary refer to a Subsidiary of the Company.

“Subsidiary Guaranty” means a guaranty agreement executed by a Subsidiary pursuant to Section 7(v), in form and substance satisfactory to the Holder, the Company and such Subsidiary, guaranteeing payment of the Obligations and providing, without limitation, that such Subsidiary shall be bound by the covenants set forth in this Note, and shall make such representations and warranties as the Holder may require.

“Subsidiary Security Agreement” means a pledge and security agreement executed by a Subsidiary pursuant to Section 7(v), substantially in the form of the Security Agreement, and otherwise in form and substance satisfactory to the Holder, the Company and such Subsidiary, securing payment of the Obligations.

“Taxes” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature that is imposed by any government or taxing authority.

“Trademark Licenses” means, collectively, each agreement, whether written or oral, providing for the grant of any right to use any Trademark.

“Trademarks” means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto; and (ii) the right to obtain all renewals thereof.

“Trading Day” shall mean any day on which the principal United States securities exchange or trading market where the Common Stock is then listed or traded, is open for trading.

“Transaction Documents” shall have the meaning ascribed thereto in the Investment Agreement.

“Trigger Issuance” has the meaning ascribed to such term in Section 3(d)(iv).

“United States” means the United States of America.

“Voting Stock” of a Person means all classes of Equity Interests or other interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
      (b) Interpretation. The headings of the articles and sections of this Note are included for convenience of reference. They shall not affect the construction of any provision of this Note. References herein to articles, sections, subsections or exhibits without further identification of the document to which reference is made are references to provisions or parts of this Note. The words “herein,” “hereof” and “hereunder” are used in this Note to refer to this Note as a whole including all Exhibits and Schedules, as the same may from time to time be amended, restated, modified, or supplemented and not to any particular section, subsection, or clause contained in this Note or any such Exhibit or Schedule. The meaning given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (b) any reference to statute shall be construed to refer to such statute as amended from time to time, and any rules and regulations promulgated thereunder; and (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns.
      2.     Payments of Interest and Principal. Subject to the provisions of this Note, payments of principal plus interest on the unpaid principal balance of this Note outstanding from time to time, and any applicable additional payments shall be payable in accordance with the following:

(a) Maturity. On September 26, 2012 (the “Maturity Date”), the Company shall repay the outstanding principal of this Note, all interest accrued on this Note, all fees and all other obligations due or accrued to the Holder unless this Note is earlier converted or redeemed in full pursuant to Sections 3 or 4 hereof. If the Maturity Date is a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension. Contemporaneously with the repayment of this Note, the Holder shall surrender this Note, duly endorsed, at the office of the Company.

(b) Interest. Interest shall accrue on the outstanding principal of this Note during the period commencing on the date hereof and terminating on the Maturity Date at an annual interest rate (the “Interest Rate”) equal to 11.00% per annum, compounded monthly, and will be payable monthly in arrears in kind through issuance to the Holder of additional Notes (in a form substantially similar to the form of this Note with appropriate notations for the date of issuance and initial principal amount), up to and including the Maturity Date. So long as an Event of Default has occurred and is continuing, at the election of the Holder, interest shall accrue on all outstanding Obligations at a rate equal to 2% per annum above the Interest Rate (“Default Rate”). Interest at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand and, if not paid when due, shall itself bear interest as provided in this Section.

(c) Payments. Except as provided in Section 2(b), all payments of principal, interest, fees and other amounts due hereunder shall be made by the Company in Dollars by wire transfer or by any other method approved in advance by the Holder to the account of the Holder at the address of the Holder set forth in Section 11 hereof or at such other place designated by the Holder in writing to the Company.

(d) Acceleration of the Maturity Date. Notwithstanding anything to the contrary contained herein, this Note shall become due and payable together with all accrued interest due on the outstanding principal amount hereunder upon the occurrence of an Event of Default in accordance with Section 8(b) hereof.
      3.     Conversion.
      (a) Conversion at the Option of the Holder. The Holder may, at any time and from time to time on or after the date hereof, convert all or any part of the outstanding principal amount of this Note, plus all accrued interest thereon through the Conversion Date, into a number of fully paid and nonassessable shares of Common Stock (“Conversion Shares”) upon surrender of this Note. The number of shares of Common Stock issuable upon surrender of this Note shall be determined in accordance with the following formula:
Conversion Amount
Conversion Price
      (b) Mechanics of Conversion. In order to effect a conversion pursuant to this Section 3, the Holder shall: (a) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion, attached hereto as Exhibit A (the “Notice of Conversion”), to the Company and (b) surrender or cause to be surrendered this Note, duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Company. Upon receipt by the Company of a facsimile copy of a Notice of Conversion from a Holder, the Company shall within two (2) Business Days send, via facsimile, a confirmation to such Holder stating that the Notice of Conversion has been received, advising the Holder of any additional documentation reasonably required by the transfer agent for the Common Stock to issue the Conversion Shares in the manner provided in the Notice of Conversion (the ”Additional Documentation”) and the name and telephone number of a contact person at the Company regarding the conversion. The Company shall not be obligated to issue Conversion Shares upon a conversion unless either this Note is delivered to the Company as provided above, or the Holder notifies the Company that such certificates have been lost, stolen or destroyed and delivers the documentation to the Company required by Section 14.
      (c) Delivery of Conversion Shares Upon Conversion. Upon the surrender of this Note accompanied by a Notice of Conversion and any Additional Documentation, the Company shall, no later than the later of (a) the second Business Day following the Conversion Date and (b) the third Business Day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Section 14) (the “Delivery Period”), issue and deliver to the Holder or its nominee (x) that number of Conversion Shares issuable upon conversion of the portion of this Note being converted and (y) a new Note in the form hereof representing the balance of the principal amount hereof not being converted, if any. If the Company’s transfer agent is participating in the Depositary Trust Company (“DTC”) Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the Holder thereof is not then required to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Conversion Shares to the Holder by crediting the account of the Holder or its nominee with DTC, as specified in the Notice of Conversion, through its DTC Deposit Withdrawal Agent Commission System (“DTC Transfer”). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the Holder physical certificates representing the Conversion Shares. Further, the Holder may instruct the Company to deliver to the Holder physical certificates representing the Conversion Shares in lieu of delivering such shares by way of DTC Transfer.
      (d) Adjustment to Conversion Price. The Conversion Price in effect at any time shall be subject to adjustment from time to time upon the happening of certain events, as follows:

(i) Common Stock Dividends; Common Stock Splits; Reverse Common Stock Splits. If the Company, at any time while this Note is outstanding, (A) shall pay a stock dividend on its Common Stock, (B) subdivide outstanding shares of Common Stock into a larger number of shares, or (C) combine outstanding shares of Common Stock into a smaller number of shares, the Conversion Price shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 3(d)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(ii) Subscription Rights. If the Company, at any time while this Note is outstanding, shall fix a record date for the distribution to all of the holders of Common Stock evidence of its indebtedness or assets or rights, options, warrants or other securities entitling them to subscribe for, purchase, convert to, exchange for or to otherwise acquire any security (excluding those referred to in Section 3(d)(i) above), then in each such case the Conversion Price at which this Note shall thereafter be exercisable shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction, the denominator of which shall be the average Daily Market Price of the Common Stock for the ten (10) Trading Days prior to the record date mentioned above, and the numerator of which shall be such average Daily Market Price of the Common Stock for the ten (10) Trading Days prior to such record date less the then fair market value at such record date of the portion of such evidence of indebtedness or assets or rights, options, warrants or other securities so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding twenty percent (20%) of the net assets of the Company, such fair market value shall be determined by an appraiser selected by the Holder and reasonably acceptable to the Company. The

Company shall pay for all such appraisals. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(iii) Other Events. In case of (A) any reclassification of the Common Stock into other securities of the Company, (B) any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property or (C) any merger or consolidation with or into any persons, or any sale or other disposition of all or substantially all of the assets of the Company to any person (each of (A), (B) or (C), an “Extraordinary Event”), the Holder shall have the right thereafter to convert this Note into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Extraordinary Event, that the Holder would have been entitled to receive had it converted this Note immediately prior to such Extraordinary Event (without taking into account any limitations or restrictions on the convertibility of this Note). In the case of an Extraordinary Event, the terms of any such Extraordinary Event shall include such terms so as to continue to give to the Holder the right to receive the securities, cash or property set forth in this Section 3(d)(iii) upon any conversion following such Extraordinary Event. This provision shall similarly apply to successive Extraordinary Events. For the avoidance of doubt, nothing contained in this clause (iii) shall be construed to impair the Company’s or the Holder’s rights under Section 5.

(iv) Issuance of Additional Shares of Common Stock. Except as provided in subsection (v) hereof, if and whenever the Company shall issue or sell, or is, in accordance with any of subsections (iv)(A) through (iv)(H) hereof, deemed to have issued or sold, any Additional Shares of Common Stock (defined below) for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Conversion Price shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to the lowest price per share at which any share of Common Stock was issued or sold or deemed to be issued or sold in the Trigger Issuance. For purposes of this subsection (iv), “Additional Shares of Common Stock” means all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection (iv), other than Excluded Issuances (as defined in subsection (v) hereof).

For purposes of this subsection (iv), the following subsections (iv)(A) to (iv)(H) shall also be applicable (subject, in each such case, to the provisions of subsection (v) hereof) and to each other subsection contained in this subsection (iv):

(A) Issuance of Rights or Options. In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in subsection (iv)(D), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(B) Issuance of Convertible Securities. In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, provided that (a) except as otherwise provided in subsection (iv)(D), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of subsection (iv).

(C) Change in Warrant Price or Amount. Notwithstanding the provisions of subsection (iii), if the exercise price provided for in any warrants of the Company on the date hereof is below the Conversion Price and (i) such exercise price is reduced, the then-existing Conversion Price shall be reduced, as of the close of business on the effective date of such reduction in exercise price by an amount equal to the product of (x) the original exercise price minus (y) the reduced exercise price and (2) a fraction, the numerator of which is the number of shares of Common Stock that may be acquired upon exercise, if any, of the warrants whose exercise price is reduced and the denominator of which is the aggregate number of shares of Common Stock that may be acquired upon exercise of all of the outstanding warrants or (ii) the Company amends the terms of such warrants to increase the number of shares of Common Stock that may be acquired upon exercise of the warrants, the then-existing Conversion Price shall be reduced, as of the close of business on the effective date of amendment by an amount equal to the product of (1) (x) the original exercise price minus (y) the product of the original exercise price and a fraction, the numerator of which is the old number of shares for which the warrants were exercisable immediately prior to such amendment and the denominator of which is the new number of shares for which the warrants are exercisable immediately following such amendment and (2) a fraction, the numerator of which is the number of shares of Common Stock that may be acquired upon exercise, if any, of the warrants whose exercise price is reduced and the denominator of which is the aggregate number of shares of Common Stock that may be acquired upon exercise of all of the outstanding warrants.

(D) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection (iv)(A) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections (iv)(A) or (iv)(B), or the rate at which Convertible Securities referred to in subsections (iv)(A) or (iv)(B) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

(E) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor will be the amount received by the Company therefor, after deduction of all underwriting discounts or allowances in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the consideration expected by the Company for the provided or purchased services) will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the average Daily Market Price for the ten (10) Trading Days with respect to such securities thereof prior to the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving Company, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving Company as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. Notwithstanding anything to the contrary contained herein, if Common Stock, Options or Convertible Securities are issued, granted or sold in conjunction with each other as part of a single transaction or in a series of related transactions, and one or more of such securities are issued, granted or sold for a price below fair market value (when the aggregate value of such securities is compared with the aggregate amount of consideration received by the Company therefor), the Holder may elect to determine the amount of consideration deemed to be received by the Company therefor by deducting the difference between the fair value of and the amount paid for any type of securities issued, granted or sold in such transaction or series of transactions (the “Disregarded Securities”). If the Holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Conversion Price shall be made pursuant to this subsection (iv)(E) for the issuance of the Disregarded Securities or upon any conversion or exercise thereof. For example, if the Company were to issue convertible notes having a face value of $1,000,000 and warrants to purchase shares of Common Stock at an exercise price equal to the market price of the Common Stock on the date of issuance of such warrants in exchange for $1,000,000 of consideration, the fair value of the warrants would be subtracted from the $1,000,000 of consideration received by the Company for the purposes of determining the price per share of Common Stock issuable upon conversion of the convertible notes and for purposes of determining any adjustment to the Conversion Price hereunder as a result of the issuance of the Convertible Securities. The Holder shall calculate, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities; provided, however, that if the Company does not agree to such fair market value calculation within three (3) Business Days after receipt of such calculation along with reasonably detailed supporting documentation from the Holder, then such fair market value will be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Holder (which investment banker or other expert shall not have been engaged or otherwise employed by the Holder within one (1) year of the date of such engagement hereunder) and reasonably acceptable to the Company, with the costs of such appraisal to be borne by the Company.

(F) Other Action Affecting Conversion Price. If the Company takes any action affecting the Common Stock after the date hereof that would be covered by this Section 3, but for the manner in which such action is taken or structured, which would in any way diminish the value of this Note then the Conversion Price shall be adjusted in such manner as the Board of Directors of the Company shall in good faith determine to be equitable under the circumstances.

(G) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, provided, however, that any such adjustment in the Conversion Price shall be reversed or shall not become effective, as applicable, if the Company abandons the action to which the record date pertains.

(H) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned Subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this subsection (iv).

(v) Excluded Issuances. Notwithstanding anything to the contrary contained herein, the Company shall not be required to make any adjustment of the Conversion Price in the case of the issuance of (A) Common Stock, Options and Convertible Securities for a total consideration of less than $10,000,000 during any 24-month period; (B) Common Stock, Options or Convertible Securities issued to employees or consultants of the Company in connection with their employment or engagement by the Company pursuant to an equity compensation plan in effect as of September 26, 2005, which are granted in the ordinary course of business and consistent with past practice; (C) Common Stock or Convertible Securities to employees or consultants of the Company in connection with their employment or engagement by the Company pursuant to an equity purchase plan in effect as of September 26, 2005, which are granted in the ordinary course of business and consistent with past practice; (D) Common Stock upon the conversion or exercise of any warrants outstanding on the date hereof as disclosed in Schedule 3(d)(v), except as set forth in subsection (iv)(C) above; or (E) Common Stock, Options or Convertible Securities that are issued at or above the market price at the time of issuance; and (F) Common Stock, Options or Convertible Securities approved by the Holder (collectively, “Excluded Issuances”).

(vi) Weighted Average Adjustment for Issuances. In the event that at any time or from time to time the Company shall issue or sell Common Stock, Options or Convertible Securities subject to Section 3(d)(iv) for no consideration or for a per share consideration that is greater than the applicable Conversion Price at the time of such issuance or sale but less at the time of such issuance or sale than the Daily Market Price, then the Conversion Price in effect immediately prior to each such issuance or sale will immediately be reduced to the price determined by multiplying the Conversion Price, in effect immediately prior to such issuance or sale, by a fraction, (A) the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued or sold would purchase at the Daily Market Price on the last Trading Day immediately preceding such issuance or sale and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale.
      (e) Fractional Shares. Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing bid price at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.
      (f) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3, the Company, at its own expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of this Note.
      4.     Redemption. (a) The Company may redeem this Note, in whole or in part, at any time after September 26, 2010, at a redemption price equal to the principal amount of this Note, plus accrued and unpaid interest thereon, if (i) the closing price of the Common Stock on any day on or after September 26, 2010 has been greater than $30.00 for at least forty (40) consecutive Trading Days, which calculation may include the forty (40) Trading Days prior to September 26, 2010 and (ii) at the time of any such redemption all of the Common Stock into which this Note (or a portion thereof subject to such redemption) is convertible is freely transferable by the Holder without any restriction pursuant to registration or exemption under all applicable United States federal and state securities laws.
      (b) Upon the occurrence of a Change of Control of the Company on or prior to September 26, 2009, the Holder shall have the right to require the Company to purchase this Note by paying the Holder a redemption premium (the ”Redemption Premium”), calculated as a percentage of the principal amount of this Note plus any accrued and unpaid interest thereon through the date of such redemption (the “Redemption Date”), equal to the following: (i) if the Redemption Date occurs on or before September 26, 2006, the Redemption Premium shall equal 104% of the principal amount of this Note plus any accrued and unpaid interest thereon through the Redemption Date; (ii) if the Redemption Date occurs between September 27, 2006 and September 26, 2007, the Redemption Premium shall equal 103% of the principal amount of this Note plus any accrued and unpaid interest thereon through the Redemption Date; (iii) if the Redemption Date occurs between September 27, 2007 and September 26, 2008, the Redemption Premium shall equal 102% of the principal amount of this Note plus any accrued and unpaid interest thereon through the Redemption Date and (iv) if the Redemption Date occurs between September 27, 2008 and September 26, 2009, the Redemption Premium shall equal 101% of the principal amount of this Note plus any accrued and unpaid interest thereon through the Redemption Date.
      5.     Ranking. This Note shall be senior Indebtedness of the Company, ranking senior to all other Indebtedness and future Indebtedness of the Company in all respects, including in right of payment in full in cash; provided, however, that notwithstanding such ranking and first priority security interest, the indebtedness of the Company under the Novartis Note shall not be required to be subordinated to, and shall rank pari passu in right of payment with, this Note.
      6.     Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder, as of the date hereof and each other date required to be made hereunder or under the other Transaction Documents (except to the extent such representations and warranties expressly relate only to an earlier date, in which case such representations and warranties shall be correct and accurate in all material respects on and as of such earlier date), the following:

(a) The Company is (i) duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted, and (ii) qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

(b) The execution, delivery and performance by the Company of this Note and the other Transaction Documents, and its obligations hereunder and thereunder and the other Proposed Transactions, have been duly authorized and do not and will not constitute a breach or violation, or constitute a default under, the organizational documents of the Company; and this Note and each other Transaction Document to be executed by the Company will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(c) The execution, delivery and performance by the Company of the Loan Documents do not, and the performance by it of its obligations contemplated thereunder will not, (i) violate or contravene any provision of the Company’s articles or incorporation, bylaws or similar organizational documents; (ii) except as set forth on Schedule 6(c)(ii), constitute or result in a breach or violation of, or a default under, the acceleration of any obligations of, or the creation of any Lien on the assets of, the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to any contract that is binding upon the Company or any of its Subsidiaries, or any change in the rights or obligations of any party under any of such contracts; (iii) except pursuant to the Loan Documents, and except as set forth on Schedule 6(c)(iii), require the Company or any of its Subsidiaries to obtain the consent, waiver, authorization or approval of any person which has not already been obtained; or (iv) violate, contravene or conflict with any award, judgment, decree or other order of any governmental entity, any statute, law, rule, regulation or other requirement of any governmental entity in the United States or elsewhere, or any permit, license, registration or other approval or authorization of any governmental entity.

(d) Other than filings pursuant to federal and state securities laws or filings required to be made with the NASD or Nasdaq directly related to the execution and delivery of the Transaction Documents, no notices, reports or other filings are required to be made by the Company or any of its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company or any of its Subsidiaries from, any court or governmental authority or regulatory or self-regulatory entity in connection with the execution and delivery of this Note, the other Loan Documents or the Proposed Transactions.

(e) No event has occurred that could constitute a Default or Event of Default, or could cause a default or event of default to occur, under any agreement or instrument evidencing any Indebtedness of the Company as a result of the issuance of this Note or the Proposed Transactions.

(f) No consent or approval of, or notice to, any creditor of the Company or any Subsidiary (other than the Holder and the “Investor” under the Investment Agreement) is required by the terms of any agreement or instrument evidencing any Indebtedness of the Company or any Subsidiary for the Company’s execution or delivery of, or the performance of the obligations of the Company under, this Note or the Loan Documents or the consummation of the transactions contemplated hereby or thereby or the consummation of the other Proposed Transactions.

(g) There are no (i) except as otherwise disclosed on Schedule 6(g), material civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or threatened against the Company or any of its Subsidiaries; or (ii) except as otherwise specifically disclosed in accordance herewith or as otherwise permitted herein, material obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to environmental and occupational safety and health matters, or any other facts or circumstances that could result in any claims against, or obligations or liabilities of, the Company or any of its Subsidiaries.

(h) Each of the Company and its Subsidiaries has good and marketable title to, or leasehold interest in, all real property and other property and assets owned by it, free and clear of all Liens or other encumbrances securing Indebtedness (other than Permitted Liens), and, subject to Section 7(r), its obligations under both this Note and the other Loan Documents rank senior to all other existing Indebtedness and future Indebtedness of the Company in all respects, including in right of payment in full in cash.

(i) The Company’s (i) audited financial statements dated December 31, 2004 and for the fiscal year ended on that date; and (ii) consolidated balance sheet dated June 30, 2005 and the related consolidated statements of income and cash flows for the portion of the Company’s fiscal year ended on that date, each as heretofore delivered to the Holder are complete and correct, have been prepared in accordance with GAAP. The audited financial statements of the Company dated December 31, 2004 and for the fiscal year ended on that date have been certified by a firm of independent accountants as fairly presenting the financial condition of the Company as at that date and the results of its operations for that fiscal year or portion thereof.

(j) Since December 31, 2004, there has not been (i) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance; (ii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company; or (iii) any change by the Company or any of its Subsidiaries in accounting principles, practices or methods.

(k) The Company has filed all required reports, schedules, registration statements and other documents with the SEC since April 30, 2002. The Company 2004 10-K and all other reports, registration statements, definitive proxy statements or information statements, including any certifications pursuant to Section 302 or Section 906 of the Sarbanes-Oxley Act of 2002 or similar certifications, filed by the Company or any Subsidiary subsequent to April 30, 2002, under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in the form filed (collectively, the “Company SEC Documents”), with the SEC, (i) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be; and (ii) as of its filing date, did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Company SEC Document (including the related notes and schedules thereto) fairly presents or will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of operations and changes in stockholders’ equity and cash flows or equivalent statements in such Company SEC Documents (including any related notes and schedules thereto) fairly presents or will fairly present the results of operations, changes in stockholders’ equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

(l) The Company has designed and maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and (ii) has disclosed, based on its most recent evaluation of such disclosure controls and procedures prior to the date of this Note, to the Company’s auditors and the audit committee of the Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(m) Since January 1, 2004, the Company has not received written notice from the SEC or any other governmental entity that any of its accounting policies or practices, or any of the documents filed by the Company or filed or furnished by its officers, are or may be the subject of any review, inquiry, investigation or challenge by the SEC or other governmental entity, other than comments received by the Company from the SEC in connection with registration statements filed by the Company under the Securities Act prior to the date hereof. Since January 1, 2004, neither the Company’s independent public accounting firm, nor any employee, director, advisor or other agent or Affiliate of the Company has informed the Company that such Person has any material questions, challenges or disagreements regarding or pertaining to the Company’s accounting policies or practices or the Company’s internal controls over financial reporting.

(n) Schedule 6(n) contains a true and complete list of, and the Company has delivered to the Holder copies of all documents creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K of the SEC) effected by or to which the Company is a party since January 1, 2004.

(o) Except as set forth on Schedule 6(o), the Company has not, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company or any Affiliate.

(p) To the Knowledge of the Company, PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the financial statements of the Company audited by it and included in the Company SEC Reports (including the related notes), is and has been throughout the period covered by such financial statements, (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to the Company within the meaning of Rule 2-01 of Regulation S-X of the SEC; (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related Rules of the SEC; and (iv) in compliance with the rules of the Public Company Accounting Oversight Board. Schedule 6(p) contains a true and complete list of all non-audit services performed by PricewaterhouseCoopers LLP for the Company since January 1, 2004.

(q) The execution and delivery of this Note and the other Loan Documents is not subject to any tax, duty, fee or other charge, including, without limitation, any registration or transfer tax, stamp duty or similar levy.

(r) (i) Schedule 6(r) lists all Plans and separately identifies all Pension Plans, Multiemployer Plans and Welfare Plans, including all Retiree Welfare Plans as of the date hereof. Copies of all such listed Plans, together with a copy of the most recently filed Form IRS/ DOL 5500 for each such Plan have been made available to the Holder prior to the date hereof. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and, to the Knowledge of the Company, nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in material compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23. Neither the Company, nor any Subsidiary, nor any ERISA Affiliate has failed to make any material contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any Plan. Neither the Company, nor any Subsidiary, nor any ERISA Affiliate has engaged in a “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject the Company or any Subsidiary to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

(ii) (A) Except as disclosed on Schedule 6(r), neither the Company, nor any Subsidiary, nor any ERISA Affiliate has ever maintained, established, sponsored, participated in or contributed to any Title IV Plan; (B) there are no pending, or to the Knowledge of the Company or any Subsidiary, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; and (C) neither the Company, nor any Subsidiary, nor any ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan.

(s) The Company’s use, storage, treatment and disposal of Hazardous Substances is and has been in full compliance with Environmental Law; (i) there has been no unpermitted release, discharge, emission or escape into the environment of Hazardous Substances; (ii) the Company has all permits necessary and required for its use, storage, treatment and disposal of Hazardous Substances; and (iii) the Company does not know of, and has not received, any written notice or other communication from any person or entity (including but not limited to a governmental entity) of a possible claim or liability pursuant to any Environmental Law, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing.

(t) (i) The Company owns, either exclusively or jointly, all right, title and interest in and to (free and clear of all Liens other than Permitted Liens) or is licensed to use all the Company Intellectual Property, including, without limitation, the Patents, Trademarks and Copyrights listed on Schedule 6(t), and, except as set forth on Schedule 6(t), has exclusive rights to use, sell, license, assign, transfer, convey, dispose of, or otherwise commercially exploit the Company Intellectual Property.

(ii) Schedule 6(t) lists all of the Company’s Patents, Trademarks, registered Copyrights and material Know-How, and, to the extent applicable, the jurisdiction(s) in which each item of Company Intellectual Property was or is filed or registered, including the respective application or registration numbers and dates, and an indication as to whether each such item of Company Intellectual Property is owned exclusively or jointly. Each item of Company Intellectual Property is in compliance with all formal legal requirements (including payment of filing, examination, annuity and maintenance fees and proofs of use) and is valid and subsisting. In connection with all Company Intellectual Property owned, either exclusively or jointly by the Company, the Company represents and warrants, and in connection with all third-party Company Intellectual Property, the Company represents and warrants to Company’s Knowledge, that all necessary registration, maintenance and renewal fees have been paid and all necessary documents and certificates in connection with such Company Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of perfecting, prosecuting and maintaining such Company Intellectual Property.

(iii) The operation of the business of the Company as currently conducted or currently contemplated to be conducted does not and will not infringe or misappropriate the Intellectual Property of any third party, violate any right of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

(iv) Other than as described in Schedule 6(t), no Person has asserted or threatened to assert any claims (A) contesting the right of the Company to use, exercise, sell, license, transfer or dispose of any Company Intellectual Property or any products, processes or materials covered thereby in any manner; or (B) challenging the ownership, validity or enforceability of any Company Intellectual Property. No owned Company Intellectual Property and, to the Company’s Knowledge, no third-party Company Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement related to or restricting in any manner the licensing, assignment, transfer, use or conveyance thereof by the Company.

(v) The Company has not received any written notice or otherwise has Knowledge of any pending or threatened claim, order or proceeding with respect to any Company Intellectual Property and, to the Company’s Knowledge, no Company Intellectual Property is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property.

(vi) The Company has required all professional and technical employees who provided services to the Company in connection with the Company Intellectual Property to execute agreements under which such employees are and were required to convey to the Company ownership of all inventions and developments conceived or created by them in the course of their employment with the Company. To the Company’s Knowledge, none of the activities of the Company’s professional and technical employees who are providing services to the Company in connection with the Company Intellectual Property is violating any agreement between any such employees and their former employers.

(vii) Other than as described in Schedule 6(t), Company has not received any opinion of counsel regarding any third party Intellectual Property or any owned Company Intellectual Property.

(viii) To the Company’s Knowledge, the Company has complied with its obligation under 37 CFR § 1.56(a) to disclose to the United States Patent and Trademark Office, during the pendency of any United States patent application comprising the owned Company Intellectual Property. None of the Company’s Patents is involved in any interference or opposition proceeding, and, to the Company’s Knowledge, no such proceeding is being threatened with respect to any of the Patents.

(ix) To the extent that any Intellectual Property has been developed or created independently or jointly by an independent contractor or other third party for the Company, or is incorporated into any of the Company products, the Company has a written agreement with such independent contractor or third party and Company thereby has obtained exclusive or joint ownership of all such independent contractor’s or third party’s Intellectual Property in such work, material or invention by operation of law or valid assignment, or has acquired rights sufficient to use such Intellectual Property in the business of the Company as currently conducted and as contemplated to be conducted by virtue of a license.

(x) Schedule 6(t) lists all agreements pertaining to Company Intellectual Property including without limitation, agreements pursuant to which the Company either receives or grants rights in Intellectual Property. The Company is, and will be, in compliance with all terms and conditions of all, and is not and will not be in violation of any, licenses, sublicenses and other agreements, relating to Intellectual Property to which it is a party, whether acquiring or granting rights, or otherwise. Except as set forth in Schedule 6(t), the Company has no Knowledge of any assertion, claim or threatened claim, or facts that could serve as a basis of any assertion or claim, that the Company has breached or defaulted on any terms or conditions of such licenses, sublicenses and other agreements, and the Company has no basis to believe that any other party to such licenses, sublicenses and other agreements is in breach or in default of any terms or conditions thereof.

(xi) The Company has disclosed trade secrets of the Company included in the Know-How only to Persons that have executed written confidentiality agreements governing the use or disclosure of such trade secrets, except to the extent the Company disclosed such information in connection with making filings related to any Company Intellectual Property with governmental or regulatory authorities.

(xii) The Company has taken all reasonably prudent or necessary steps to protect and preserve the confidentiality of its material Confidential Information, and with respect to all other Confidential Information the Company has taken all commercially reasonable steps to protect and preserve the confidentiality of such Confidential Information. Without limiting the foregoing, the Company has and enforces a policy requiring each employee and consultant of the Company to execute a proprietary rights and confidentiality agreement, and all current and former employees and consultants of the Company have executed such an agreement.

(xiii) Except as set forth on Schedule 9.1(t), the Company has not received any adverse written notice from the FDA or any other Authority since January 1, 2003 (i) regarding the approvability of product candidates of the Company or (ii) alleging any violation of any law, policy, guideline, rule or regulation by the Company. Schedule 9.1(t) sets forth (i) all of the Company’s regulatory correspondence received from the FDA or any other similar Authority since January 1, 2003, which correspondence has been provided to the Holder and (ii) all of the permits issued to the Company by the FDA or any other similar Authority. During the last five years no officer, employee or agent of the Company, has made an untrue statement of a material fact or fraudulent statement to the FDA or any other authority, failed to disclose a material fact required to be disclosed to the FDA or any other authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made which would violate any law, policy, guideline, rule or regulation.

(u) The provisions of the Security Documents are effective to create in favor of the Holder a legal, valid and enforceable lien and security interest in all right, title and interest of the Company in the “Collateral” described therein. Upon the filing of proper financing statements in the offices in the jurisdictions listed on Schedule 6(u), the Holder shall have a perfected first priority security interest or lien on all right, title and interest of the Company in the “Collateral” described therein, which can be perfected by such filing, subject only to the existence of any Permitted Liens.

(v) The businesses of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any material state, local, federal, foreign or domestic laws, rules, regulations or court orders and none of the transactions contemplated in this Note or the other Loan Documents (including, without limitation, the borrowing hereunder and the use of the proceeds thereof), or the Proposed Transactions, will violate or result in a violation of Section 7 of the Exchange Act, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

(w) The written materials delivered or caused to be delivered, by or on behalf of the Company, to the Holder in connection with this Note and the other Loan Documents and the other transactions contemplated by this Note do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(x) The Company and its Subsidiaries have filed, or caused to be filed, in a timely manner, all federal, state and other tax returns and reports required to be filed, and have paid, in a timely manner, all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable. All information in such tax returns, reports and declarations is true, complete and correct in all respects.

(y) To the best Knowledge of the Company, since the date three years prior to the Closing Date, the Company has not undergone an “ownership change” as such term is defined for purposes of Section 382 of the IRC, and the Treasury Regulations (final, temporary and, as applicable, proposed) promulgated thereunder (an “Ownership Change”).

(z) Set forth on Schedule 6(z) is a list, as of the date hereof, of all of the real property interests held by the Company and its Subsidiaries, indicating in each case whether the respective property is owned or leased, the identity of the owner or lessee and the location of the respective property.

(aa) As of the date hereof, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock of which 23,555,266 shares were issued and outstanding, of which 243,600 are held as treasury shares; and (ii) 1,000,000 shares of preferred stock, par value $.01 per share, of which no shares were issued. Each of the outstanding shares of capital stock or other securities of each of the Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect wholly owned Subsidiary of the Company, free and clear of any Liens, other than Permitted Liens. Except as set forth in Schedule 6(aa), there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any Subsidiary or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any Subsidiary, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(bb) The Company and its Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its businesses including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction and acts of vandalism, and complying with the requirements set forth in Section 7(l) hereof. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

      7.     Covenants.
      (a) Use of Proceeds. Subject to Section 7(b), the Company shall use the proceeds of the Loan solely to pay operating expenses at such times, and in such amounts equal to or less than, the corresponding time periods and amounts indicated on the Company’s operating budget (the “Budget”), a copy of the initial Budget covering the period from September 1, 2005 through August 31, 2006 has been provided to Holder, and is subject to replacements pursuant to Section 7(d)(iii) hereof.
      (b) Disbursement Account. The Company shall provide notice to the Holder of each requested withdrawal from the Disbursement Account pursuant to Section 7(d)(vii). Prior to the earlier of (a) the occurrence and continuation of an Event of Default and (b) the establishment of a reconstituted Disbursement Account pursuant to Section 7(hh)(ii), the Company may make withdrawals from the Disbursement Account, and after the establishment of a reconstituted Disbursement Account pursuant to Section 7(hh)(ii) (but not upon the occurrence and continuation of an Event of Default) the Company may request that the Holder make withdrawals from the Disbursement Account, in any case no more frequently than bi-weekly; provided, in each case that withdrawals made for any one-month period shall not in the aggregate exceed 103% of the operating budget for such period set forth in the Budget without the prior written consent of the Holder; and provided, further, in each case, that notwithstanding anything to the contrary in this Agreement, in the event that the Company shall make or request withdrawals in the aggregate exceeding 100% of the budgeted amount for any such one-month period, the amount available for withdrawal during the immediately succeeding one-month period shall be automatically and without further action reduced by the amount of such excess. Notwithstanding the foregoing, any payment made or requested to be made by the Company to the Holder in connection with the Obligations or any transfer or withdrawal made or requested to be made by the Company of interest, dividends or other income generated by the funds and other assets deposited in the Disbursement Account (which interest, dividends, and other income shall only be transferred into a separate account of the Company), whether or not reflected in the Budget, shall be a permitted withdrawal from the Disbursement Account and shall not require the consent of the Holder. If the Company requests that Holder make or permit a withdrawal from the Disbursement Account, and such request complies with the provisions herein relating to withdrawals from the Disbursement Account, the Holder shall instruct Bank to transfer such requested amount from the Disbursement Account to a bank account of the Company designated in writing by the Company that is subject to an account control agreement in favor of the Holder.
      (c) Governmental Authorizations. The Company shall obtain, make and keep in full force and effect all authorizations from and registrations with governmental authorities that may be required for the validity or enforceability against the Company of this Note and the other Loan Documents.
      (d) Financial Statements; Reporting. (i) The Company shall furnish to the Holder, within 45 days of the close of each of the first 3 quarters of each fiscal year, its consolidated and consolidating balance sheets as at the close of such quarter and its income statement and statement of changes in financial position for such quarter, prepared in accordance with GAAP, applied on a basis consistent with that used in preparing its audited financial statements for prior years, certified by its chief financial officer as fairly presenting the financial condition of the Company and its Subsidiaries as at the close of that quarter and the results of its operations for such quarter, subject to changes resulting from audit and normal year-end adjustments.
      (ii) The Company shall furnish to the Holder, within 90 days of the close of each fiscal year commencing with the fiscal year ending December 31, 2005, its consolidated and consolidating balance sheets as at the close of such fiscal year and its income statement and statement of changes in financial position for such fiscal year, prepared in accordance with GAAP, applied on a basis consistent with that used in preparing its audited financial statements for prior years, certified by a firm of independent accountants selected by it and acceptable to the Holder as fairly presenting the financial condition of the Company and its Subsidiaries as at the close of such fiscal year and the results of its operations for such fiscal year. The certification shall include or be accompanied by a statement that, during the examination by that firm of those financial statements, that firm observed or discovered no Default or Event of Default (or a detailed description of any Default or Event of Default so observed or discovered).

      (iii) The Company shall furnish to the Holder, not later than November 30 of each year, (i) if an 18-Month Budget has been delivered and constitutes the Budget, a revised 18-Month Budget, and (ii) otherwise, a revised annual operating budget, which in any case, prior to the Final Withdrawal Date and upon review and written approval of the Holder (which approval shall not be unreasonably withheld), shall thereafter constitute the Budget.
      (iv) The Company shall deliver to the Holder (A) prior to the Final Withdrawal Date, on the first Business Day of each month, and concurrently with each delivery of notice to the Holder of a withdrawal from the Disbursement Account pursuant to Section 7(b) and in accordance with Section 7(d)(vii), a compliance certificate certifying that (1) no Default or Event of Default has occurred and is continuing, and (2) the representations and warranties of the Company set forth in this Note and in each other Loan Document are true and correct as if made on such date (except for representations made as of a specified earlier date, which shall remain true as of such earlier date), and (B) after the Final Withdrawal Date, on the first Business Day of each month, a compliance certificate certifying that (1) no Default or Event of Default has occurred and is continuing, and (2) the representations and warranties of the Company set forth in this Note and in each other Loan Document are true and correct as if made on such date (except for representations made as of a specified earlier date, which shall remain true as of such earlier date). A form of such compliance certificate is attached hereto as Exhibit C.
      (v) The Company shall furnish to the Holder not later than the 15th day of each month a variance report detailing any variances had from the Budget during the previous month.
      (vi) The Company shall furnish to the Holder from time to time such other statements and information as the Holder may reasonably request.
      (vii) The Company shall notify the Holder of each requested withdrawal from the Disbursement Account not later than 5 Business Days prior to the date of such withdrawal, by delivering to the Holder a written notice (i) setting forth the date and amount of such proposed withdrawal, which shall in no event be later than five Business Days after the date of receipt of such notice by the Holder, and (ii) certifying that (A) the amount of such withdrawal, together with the amount of all other withdrawals made during such calendar month, does not exceed the operating cash requirement of the Company for such month as set forth in the Budget, except as expressly provided for under this Note, (B) upon the making of such withdrawal no more than two withdrawals shall have been made from the Disbursement Account during such month, and the immediately preceding withdrawal was made not less than two weeks prior to such proposed withdrawal, (C) no Default or Event of Default has occurred and is continuing, (D) no Default or Event of Default would occur as a result of such withdrawal, and (E) the representations and warranties of the Company hereunder are true and correct as of the date of such certificate and the date of such proposed withdrawal (other than representations and warranties made as of a specific earlier date, which shall remain true and correct as of such earlier date).
      (viii) The Company shall, immediately upon the receipt of notice from Novartis that it intends to exercise the Option (as defined in the Novartis Option and License Agreement), or upon otherwise becoming aware that Novartis intends to exercise such Option, provide a copy of such notice to the Holder or notify the Holder in writing that Company has become aware of such intention, as the case may be. Upon becoming aware that Novartis intends to exercise such Option, whether by notice from Novartis pursuant to the Novartis Option and License Agreement or otherwise, the Company shall consult with Holder with respect to all subsequent communication with Novartis, its affiliates, agents or representatives, or any other Person, regarding the Option, the Novartis Note or the Novartis Option and License Agreement, or the transactions contemplated thereby, and shall provide drafts of any intended correspondence with such Persons in respect thereof prior to delivery of such correspondence.
      (ix) Promptly upon the resignation of any person from the Board of Directors, the Company shall provide the Holder with a copy of the resignation letter of such person, together with any waiver letters, indemnity agreements and other documents or instruments executed or delivered in connection with such resignation.

      (e) ERISA. The Company and its Subsidiaries shall not, and shall not cause or permit any ERISA Affiliate to, cause or permit to occur an ERISA Event. The Company and its Subsidiaries shall not, and shall not cause or permit any ERISA Affiliate to, adopt, sponsor, maintain or contribute to any Title IV Plan.
      (f) Maintenance of Property. The Company shall keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.
      (g) Maintenance of Existence; Lines of Business. The Company shall preserve, renew and keep in full force and effect its corporate existence and its rights, privileges, franchises and licenses (including, but not limited to, licenses required by the FDA and other applicable agencies) necessary or desirable in the normal conduct of its business. The Company shall not be engaged in any line of business other than the Line of Business.
      (h) Compliance with Laws. The Company shall comply in all respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, Tax laws, and ERISA and the rules and regulations promulgated thereunder).
      (i) Books and Records; Inspection Rights. The Company shall keep proper books and records in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company shall permit the Holder and representatives of the Holder to inspect its property and records at any reasonable times, and to make copies of such records as the Holder (or its representative) shall desire.
      (j) Notices of Default. The Company shall promptly notify the Holder of each Default or Event of Default, and each other event that has or could have a materially adverse effect on its ability to perform its obligations under this Note or another Loan Document, together with a detained description of such Default, Event of Default or other event, and all actions taken or to be taken in response thereto.
      (k) Liens and Encumbrances. The Company shall not create or permit to be created or exist any Lien on any of its property now owned or hereafter acquired, other than Permitted Liens.
      (l) Insurance. The Company shall maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The Company will in any event maintain:
      (i) Casualty Insurance against loss or damage covering all of the tangible real and personal property and improvements of the Company by reason of any Peril in such amounts (subject to such deductibles as shall be satisfactory to the Holder) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy but in any event in an amount (i) in the case of fixed assets and equipment (including vehicles), at least equal to 100% of the actual replacement cost of such assets (including foundation, footings and excavation costs), subject to deductibles as aforesaid; and (ii) in the case of inventory, not less than the fair market value thereof, subject to deductibles as aforesaid.
      (ii) Automobile liability insurance against liability for bodily injury and property damage in respect of all vehicles (whether owned, hired or rented by the Company) at any time located at, or used in connection with, its properties or operations in such amounts as are then customary for vehicles used in connection with similar properties and businesses, but in any event to the extent required by applicable law.
      (iii) Comprehensive general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the properties (and adjoining streets, sidewalks and waterways) of the Company, in such amounts as are then customary for property similar in use in the jurisdictions where such properties are located.
      (iv) Workers’ compensation insurance (including Employers’ Liability Insurance) to the extent required by applicable law.
      (v) Product liability insurance against claims for bodily injury, pain and suffering, death or property damage resulting from the use of products developed, tested or sold by the Company in such amounts as are then customarily maintained by responsible persons engaged in businesses similar to that of the Company.

      (vi) Other insurance as generally carried by owners of similar properties and businesses, in such amounts and against such risks as are then customary for property similar in use.
      Such insurance shall name the Holder as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional named insured as its interests may appear (to the extent covering any other risk). Each policy referred to in this Section shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days’ notice to the Holder. The Company will advise the Holder promptly of any policy cancellation, reduction or amendment. Any proceeds received by the Holder on account of any such insurance policy referred to in this Section 7(l) shall be applied by the Holder promptly to reduce the outstanding amount of the Obligations then due and payable.
      Without limiting the obligations of the Company under the foregoing provisions of this Section, in the event the Company shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section, then the Holder may, but shall have no obligation so to do, procure insurance covering the interests of the Holder in such amounts and against such risks as the Holder shall deem appropriate, and the Company shall reimburse the Holder in respect of any premiums paid by the Holder in respect thereof.
      (m) Consolidations, Mergers. The Company shall not, directly or indirectly, by operation of law or otherwise, merge with or consolidate with another Person, liquidate, windup or dissolve itself, or sell, transfer or lease or otherwise dispose of all or any substantial part of its assets or acquire by purchase or otherwise the business or assets of, or stock of, another Person; except (i) that any Subsidiary may merge into or consolidate with any other Subsidiary; and (ii) any Subsidiary may merge with or consolidate into the Company; provided that the Company is the surviving organization.
      (n) Asset Sales. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, consummate any Asset Sale, other than the transfer of technology licenses to third parties in the ordinary course of business consistent with past practices, (i) with the prior written consent of the Holder (which shall not be unreasonably withheld), (ii) pursuant to the Novartis Option and License Agreement or (iii) pursuant to an agreement, the terms and conditions of which expressly and unconditionally provide for fixed cash payments to the Company during the 18-month period commencing on the effective date of such transfer, in aggregate amount, together with the aggregate amount of cash and Cash Equivalents held by the Company (including in the Disbursement Account), equal to or greater than the aggregate projected cash expenditures of the Company for such 18-month period as provided in the 18-Month Budget delivered in connection with such transfer of technology licenses. The Company shall, in connection with each proposed Asset Sale permitted pursuant to Section 7(n)(iii), deliver to the Holder an 18-Month Budget prior to the consummation of such Asset Sale and such 18-Month Budget shall (i) be subject to the review and approval of the Holder, which approval shall not be unreasonably withheld, and (ii) upon approval such 18-Month Budget shall constitute the Budget for all purposes under this Note.
      (o) Transactions With Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an ”Affiliate Transaction”), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $500,000, the Company delivers to the Holder a resolution of the Board of Directors certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors, and an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (A) the payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of the Company or indemnification and similar arrangements, consulting fees, employee salaries, bonuses, employment agreements, compensation or employee benefit arrangements or incentive arrangements with any officer, director or employee of the Company or any Subsidiary (including benefits under the foregoing); (B) Restricted Payments made in compliance with Section 7(s); (C) loans or advances to employees and reimbursement of actual out-of-pocket expenses incurred by officers, directors and employees, in each case in the ordinary course of business in an amount not to exceed $100,000 individually and $200,000 in the aggregate during any fiscal year; and (D) the Proposed Transactions.
      (p) Notice of Tax Exemption. If an exemption is obtained at any time from any present or future Taxes that would otherwise be due in respect of any payment to be made by the Company under this Note or any other Loan Document, the Company shall promptly deliver to the Holder a certified copy of the documents evidencing that exemption.
      (q) Payment of Taxes. The Company shall pay all Taxes, assessments and other governmental charges of any kind imposed on or in respect of its income or any of its businesses or assets, or in respect of Taxes and other amounts it is required by law to withhold from amounts paid by it to its employees, before any penalty or interest accrues on the amount payable and before any Lien or other encumbrance on any of its property exists as a result of nonpayment; provided, however, that the Company shall not be required by this Section to pay any amount if it is diligently contesting its alleged obligation to pay that amount in good faith through appropriate proceedings and maintains appropriate reserves or other provisions in respect of the contested amount as may be required under GAAP.
      (r) Limitation on Indebtedness. The Company and its Subsidiaries, on a consolidated basis, shall not directly or indirectly incur, create, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of, including, without limitation, by way of assumption or acquisition in a business combination any Indebtedness other than (i) pursuant to this Note, the other Loan Documents, the Investment Agreement or the other Transaction Documents; (ii) any Indebtedness that is by its terms expressly subordinated in all respects to the Obligations, on terms and conditions satisfactory to the Holder, in its sole discretion; (iii) Indebtedness evidenced by the Novartis Note from time to time outstanding, which Indebtedness shall be pari passu with the Obligations, and shall not be subordinated in right of payment to the Obligations; and (iv) Indebtedness secured by Permitted Liens.
      (s) Restricted Payments. The Company shall not, and shall not permit any Subsidiary, directly or indirectly, to make a Restricted Payment other than, so long as no Event of Default shall have occurred and be continuing, or shall result therefrom, (i) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Equity Interests of the Company (other than Disqualified Equity Interests and other than Equity Interests issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent capital contribution received by the Company from its stockholders; or (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is subordinated to the Obligations, made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company; provided, that such newly issued Indebtedness is subordinated to the Obligations on the same terms as the Indebtedness so purchased, repurchased, redeemed, defeased, acquired or retired.
      (t) Notices. The Company shall promptly give notice to the Holder of: (i) any change in the Company or its operations that would adversely affect the interests of the Holder in any material respect; (ii) any default by the Company in its obligations under the documentation governing any Indebtedness; (iii) any breach by the Company of any other contract; (iv) any litigation involving the Company or a Subsidiary; (v) any material governmental notifications and proceedings, including approval and denial notices by the FDA; (vi) any Person which has become a 5-percent stockholder, as such term is defined for purposes of Section 382 of the IRC and the Treasury Regulations (final, temporary and, as applicable, proposed) promulgated thereunder; and (vii) any other development that causes or could reasonably be expected to cause a Material Adverse Effect.

      (u) Cancellation of Indebtedness. The Company shall not cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm’s length basis and in the ordinary course of its business consistent with past practices and settlement of accounts in the ordinary course of business.
      (v) Subsidiaries. Neither the Company nor any Subsidiary shall acquire or create another Subsidiary without the prior consent of the Holder, and such newly acquired or created Subsidiary shall promptly execute a Subsidiary Guaranty and a Subsidiary Security Agreement, and such other documents and such other documents and instruments as the Holder may reasonably require, and the Company or such Subsidiary acquiring or creating such new Subsidiary shall pledge the stock of the newly acquired or created Subsidiary as Collateral.
      (w) Limitation on Issuance of Equity Interests of Subsidiaries. The Company shall not sell, and shall not permit any Subsidiary, directly or indirectly, to issue or sell, any shares of Equity Interests of a Subsidiary (including options, warrants, or other rights to purchase shares of such Equity Interests) except: (i) to the Company or a wholly owned Subsidiary of the Company; or (ii) issuances of director’s qualifying shares or sales to foreign nationals of shares of Equity Interests of foreign Subsidiaries, to the extent required by applicable law.
      (x) Maintenance of NOLs. Neither the Company, any Subsidiary nor any Affiliate of any thereof, shall enter into any transaction which could reasonably be expected to cause the Company, any Subsidiary or any Affiliate of any thereof to undergo an Ownership Change, other than an Excepted Transaction. For purposes of this Section 7(x), “Excepted Transaction” shall mean (a) any transaction contemplated under the Loan Agreement, this Note, the other Loan Documents, the Investment Agreement, the Registration Rights Agreement and any other certificate, instrument, agreement or other document executed or to be executed in connection therewith, and (b) any other financing transaction undertaken or to be undertaken by the Company (i) with the prior written consent of the Holder (such consent not to be unreasonably withheld or delayed), or (ii) with respect to which the Board of Directors has considered the effect of such proposed financing transaction on the availability to the Company, any Subsidiary or any Affiliate of any thereof of net operating losses or associated tax benefits pursuant to Section 382 of the IRC arising from or related to such proposed financing transaction, and obtained the advice of outside counsel or accountants that such transaction has been structured to minimize any negative effect on the availability of such net operating losses or associated tax benefits. For the avoidance of doubt, and notwithstanding anything to the contrary herein, any change in the availability of net operating losses arising from or related to any Excepted Transactions shall not constitute a breach of or a Default or an Event of Default under this Note.
      (y) Intellectual Property. (i) The Company shall conduct continuously and operate actively its business according to good business practices, including, without limitation, maintaining all of its licenses, Patents, Copyrights, Know-How, design rights, trade names, trade secrets and trademarks and taking all actions necessary to enforce and protect the validity and enforceability of all intellectual property rights or other right included in the Company Intellectual Property.
      (ii) The Company (either itself or through licensees) will not do any act, or omit to do any act, whereby any of its Patents may become forfeited, abandoned or dedicated to the public, unless the Holder gives its prior written consent, which shall not be unreasonably withheld or delayed.
      (iii) The Company (either itself or through licensees) will continue to use each of its Trademarks in order to maintain such Trademark in full force free from any claim of abandonment for non-use, unless the Holder gives its prior written consent, which shall not be unreasonably withheld or delayed.
      (iv) The Company will not (either itself or through licensees) do any act whereby any of its Copyrights may fall into the public domain, unless the Holder gives its prior written consent, which shall not be unreasonably withheld or delayed.
      (v) The Company (either itself or through licensees) will not infringe the Intellectual Property rights of any other Person.

      (vi) The Company will notify the Holder immediately if it knows, or has reason to know, that any application or registration relating to any Company Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any agency, court or tribunal in any country) regarding, the Company’s ownership of, or the validity of, or the enforceability of, any Company Intellectual Property or the Company’s right to register the same or to own and maintain the same.
      (vii) Whenever the Company, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, the Company shall promptly report such filing to the Holder. Upon the request of the Holder, the Company shall execute and deliver to the Holder, any and all agreements, instruments, documents, and papers as the Holder may reasonably request to evidence the Holder’s security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of the Company relating thereto or represented thereby.
      (viii) The Company will take all reasonable and necessary steps to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of all Company Intellectual Property owned by it.
      (ix) In the event that any Company Intellectual Property is infringed upon or misappropriated or diluted by a third party, the Company shall (i) take such actions as reasonably necessary to protect such Company Intellectual Property; and (ii) promptly notify the Holder after the Company learns thereof and, to the extent, in its reasonable judgment, the Company determines it appropriate under the circumstances, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.
      (z) Investments. The Company shall not make or permit to remain outstanding any Investments except:

(i) Investments outstanding on the date hereof and identified in Schedule 7(z)(i).

(ii) Deposit accounts with banks.

(iii) Investments in the Company or a Subsidiary.

(iv) Hedging Agreements entered into in the ordinary course of the Company’s financial planning and not for speculative purposes.

(v) Advances to officers, directors and employers of such Person in the ordinary course of business (provided that such advances have been approved by a majority of the disinterested members of the Board of Directors).

(vi) Accounts receivable in the ordinary course of business on reasonable and customary trade terms.

(vii) Other investments in accordance with the Investment Guidelines.
      (aa) Subsidiary Indebtedness. The Company shall not permit the aggregate principal amount of Indebtedness (other than the Obligations) of its Subsidiaries at any time to exceed $1,000,000.
      (bb) Restrictive Agreements. (i) The Company shall not, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (A) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets; or (B) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to guarantee Indebtedness of the Company or any other Subsidiary.

      (ii) (A) The foregoing paragraph, however, shall not apply to (x) restrictions and conditions imposed by law or by this Note, the other Loan Documents, the Investment Agreement and the other contracts, agreements and other documents entered into in connection therewith; (y) restrictions and conditions existing on the date hereof identified on Schedule 7(bb)(ii), (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition); and (z) restrictions and conditions imposed by the Novartis Option and License Agreement and the Novartis Note as each exists on the Closing Date (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition); and (B) Clause (A) of paragraph (i) above shall not apply to (x) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Note if such restrictions or conditions apply only to the property or assets securing such Indebtedness; and (y) customary provisions in leases and other contracts restricting the assignment thereof.
      (cc) Limitation on Layering. Notwithstanding the provisions of Section 7(r), the Company shall not incur any Indebtedness that is subordinate or junior in right of payment to the Obligations, and senior in any respect in right of payment to any Indebtedness permitted under clause (iii) of Section 7(r).
      (dd) Novartis Note. The Company shall not at any time prior to the Repayment Date make any payment in cash, or permit any payment to be made in cash, under the Novartis Note, whether for principal, interest or otherwise, except as expressly permitted under, and in accordance with, the Investment Agreement.
      (ee) Clinical Trials. The Company will take all reasonable and necessary steps to pursue clinical evaluations related to the approvability or approval of product candidates including making all necessary filings with the FDA or other authority. The Company will not voluntarily cease any such material clinical evaluations without the Holder’s approval.
      (gg) SEC Filing Compliance. The Company shall file all required reports, schedules, registration statements and other documents with the SEC. Each report, registration statement, definitive proxy statement and information statement, including any certifications pursuant to Section 302 or Section 906 of the Sarbanes-Oxley Act of 2002 or similar certifications, filed by the Company or any Subsidiary under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (collectively, the “Company Ongoing SEC Documents”), with the SEC, (i) shall comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be; and (ii) as of its filing date, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Company Ongoing SEC Document (including the related notes and schedules thereto) shall fairly present the financial position of the entity or entities to which it relates as of its date, and each of the statements of operations and changes in stockholders’ equity and cash flows or equivalent statements in such Company Ongoing SEC Documents (including any related notes and schedules thereto) shall fairly present the results of operations, changes in stockholders’ equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.
      (hh) Non-Domestic Intellectual Property; Disbursement Account.
      (i) As soon as practicable after the date that the Company shall acquire any item of Non-Domestic Intellectual Property, but in no event later than the date twenty Business Days thereafter, the Company shall take all actions necessary or advisable to perfect to the maximum extent permitted or recognized under applicable law (or attain the functional equivalent of perfection of) the security interest granted to the Holder in Non-Domestic Intellectual Property constituting Collateral, other than specific items of Non-Domestic Intellectual Property reasonably requested by the Company in writing, including a description thereof in reasonable detail (including without limitation identifying information for such item, a description thereof, its location and an estimated Dollar value therefor), which the Holder reasonably consents in writing is not subject to perfection (or the functional equivalent of perfection cannot be obtained) of the security interest therein; provided, however, that any failure to so perfect during such twenty Business Day period, as may be extended pursuant to this Section 7(hh)(i), other than a failure arising from the Company or any agent of the Company failing to take any such necessary or advisable action, shall not during such period constitute an Event of Default hereunder or under any other Loan Document. Upon the perfection (or the functional equivalent of perfection) of the Holder’s security interest in an items of Non-Domestic Intellectual Property constituting Collateral, the Company shall as soon as reasonably practicable cause the delivery to the Holder of a legal opinion of its outside counsel with respect to such perfection (or functional equivalent) in form consistent, to the extent applicable, with other legal opinions delivered by the Company’s counsel under this Note and the other Transaction Documents and reasonably acceptable to the Holder. Upon written request by the Company to the Holder for consent to the non-perfection (or functional equivalent) of the security interest in any item of Non-Domestic Intellectual Property, complying with this Section 7(hh)(i), the Holder shall endeavor to deliver a determination with respect to such request within two Business Days after receipt thereof, provided, that in the event the Holder shall not render such determination within two Business Days, the twenty Business Day period during which the Borrower is otherwise obligated pursuant to this Section 7(hh)(i) to perfect the security interest in such item shall automatically be extended by the number of Business Days equal to the number of Business Days after such two Business Day period through the date the Holder renders such determination.
      (ii) Upon the written request of the Holder, the Company shall establish a deposit account, or reconstitute the Disbursement Account, as a deposit or other account in which the Holder has an ownership interest in addition to the security interest granted pursuant to the Security Documents, or such other account acceptable to the Holder and the Company, that is in either case obtainable from a reputable financial institution of recognized standing, which account shall in any case be subject to the terms and conditions governing withdrawals set forth in Section 7(b), into which the funds in the Disbursement Account shall be transferred (if such new account is separate from the Disbursement Account), and as to which all interest and other income generated by the funds deposited therein shall be owned exclusively by the Company and paid by the Bank into a separate deposit account of the Company, and which account shall thereafter be the Disbursement Account for all purposes hereunder and under the other Loan Documents.
      8.     Events of Default.
      (a) If one or more of the following events (each an “Event of Default”) occurs and is continuing, the Holder shall be entitled to exercise any or all of the remedies set forth in Section 8(b).

(i) The Company fails to pay any Obligation as and when that amount becomes due and payable.

(ii) The Company (A) fails to perform or observe any covenant or agreement contained in Sections 7(a) - (d) (other than Section 7(c) to the extent capable of cure within 10 days of such failure), Sections 7(g) - (h), Section 7(i) (with respect to inspection rights), Sections 7(j) - (k), Sections 7(m) - (o), Sections 7(q) - (y) (other than clauses (ii), (iii) and (iv) of Section 7(y) to the extent capable of cure within 10 days of such failure), and Sections 7(aa) – (hh) to be performed or observed by it; or (B) fails to perform or observe any covenant or agreement other than those referred to in Section 8(a)(i) or clause (A) of this Subsection and does not remedy the failure on or before the 10th day after it occurs.

(iii) Any representation or warranty of the Company in this Note or any other Loan Document proves to have been incorrect, incomplete or misleading in any material respect at the time it was made or deemed to have been made; provided, however, that from and after the Final Withdrawal Date, the Company’s inability to provide the certification described in Section 7(d)(iv)(B)(2) hereof shall not constitute an Event of Default under this Note or the other Loan Documents.

(iv) Any of the Security Documents shall cease, for any reason, to be in full force and effect; or (ii) the Lien created by any of the Security Documents shall fail to constitute a Perfected Lien in the Collateral; provided, that (A) solely with respect to any individual item of Collateral having a fair market value of $25,000 (as reasonably determined by the Company in good faith and reasonably agreed to by the Holder) or less, such failure to maintain a Perfected Lien in such item of Collateral shall not constitute an Event of Default unless the Company does not remedy such failure on or before the 5th day after such failure occurs, (B) such failure to maintain a Perfected Lien in such item of Collateral shall not constitute an Event of Default if such failure results solely from any action or failure to act on the part of the Holder (following notice thereof from the Company) to maintain such Perfected Lien and which action or failure to act contravenes the provisions of this Note, the other Loan Documents or applicable law, and (C) notwithstanding anything herein or in any Loan Document to the contrary, the failure to perfect (or attain the functional equivalent of perfection of) the security interest granted to the Holder in any Non-Domestic Intellectual Property constituting Collateral prior to the date required therefor pursuant to Section 7(hh), shall not constitute an Event of Default.

(v) The Company or any Subsidiary (A) fails to pay any of its other Indebtedness as and when that Indebtedness becomes due and payable; or (B) fails to perform or observe any covenant or agreement to be performed or observed by it contained in any other agreement or in any instrument evidencing any of its Indebtedness (and any cure period under such other agreement or instrument shall have expired) and, as a result of the failure, any other party to that agreement or instrument is entitled to exercise the right to accelerate the maturity of any amount owing thereunder.

(vi) (A) A court enters a decree or order for relief with respect to the Company in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (B) the continuance of any of the following events for 45 days unless dismissed, bonded or discharged: (x) an involuntary case is commenced against the Company, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (y) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company, or over all or a substantial part of its property, is entered; or (z) a receiver, trustee or other custodian is appointed without the consent of the Company, for all or a substantial part of the property of the Company.

(vii) (A) The Company commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (B) the Company makes any assignment for the benefit of creditors; or (C) the Board of Directors adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 8(a)(vii).

(viii) Any governmental authorization necessary for the performance of any obligation of the Company under this Note or the Loan Documents, or the consummation of the Proposed Transactions, is not or fails to remain valid and subsisting in full force and effect.

(ix) Any governmental authority or court takes any action that, in the determination of the Holder could have a Material Adverse Effect on the Company.

(x) One or more judgments for the payment of money in an aggregate amount in excess of $100,000 shall be rendered against the Company and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company to enforce any such judgment.

(xi) The Company sells or otherwise disposes of all or a substantial part of its assets or ceases to conduct all or a substantial part of its business as now conducted, or merges or consolidates with any other Person without the prior written consent of the Holder.

(xii) The Common Stock is suspended from trading on any of, or is not listed (and authorized) for trading on at least one of, The Nasdaq Stock Market, The Nasdaq SmallCap Market, The New York Stock Exchange, The American Stock Exchange or is not eligible for trading on the OTC Bulletin Board for an aggregate of 10 Trading Days in any 9 month-period.

(xiii) There shall have occurred and be continuing an “Event of Default” (as such term is defined in the Novartis Note) under the Novartis Note.

      (b) If any Event of Default occurs and is continuing, the Holder may, by notice to the Company, (i) declare the obligations of the Holder hereunder to be terminated, whereupon those obligations shall terminate; and (ii) declare all amounts payable hereunder or under the Loan Documents by the Company that would otherwise be due after the date of termination to be immediately due and payable, whereupon all those amounts shall become immediately due and payable, all without diligence, presentment, demand of payment, protest or notice of any kind, which are expressly waived by the Company; provided, however, that if any event of a kind referred to in Section 8(a)(vi) or Section 8(a)(vii) occurs, the obligations of the Holder hereunder shall immediately terminate, and all amounts payable hereunder by the Company that would otherwise be due after the occurrence of that event shall become immediately due and payable without any such notice or other formality waived by the Company in this Section.
      (c) Right of Setoff. If any amount payable hereunder is not paid as and when due, the Company authorizes the Holder and each Affiliate of the Holder to proceed, to the fullest extent permitted by applicable law, without prior notice, by right of setoff, banker’s Lien, counterclaim or otherwise, against any assets of the Company in any currency that may at any time be in the possession of the Holder or that Affiliate, at any branch or office, to the full extent of all amounts due and payable to the Holder hereunder.
      (d) Rights Not Exclusive. The rights provided for herein are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law.
      9.     Governing Law. This Note shall, pursuant to Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, be construed and interpreted in accordance with the law of the State of New York.
      10.     Jurisdiction. (a) The Company irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States sitting in the Borough of Manhattan in respect of any action or Proceeding relating in any way to this Note or any Note (a “Proceeding”). The Company irrevocably appoints CT Corporation System, which currently maintains a New York City office situated at 111 Eighth Ave., 13th Floor, New York, New York 10011, as its agent to receive service of process or other legal summons for purposes of any Proceeding. So long as the Company has any obligation under this Note, it will maintain a duly appointed agent in New York City acceptable to the Holder for the service of such process or summons and, if it fails to maintain such an agent, any such process or summons may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to the Company at its address for notices hereunder.
      (b) The Company irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any Proceeding in the Supreme Court of the State of New York, County of New York, or the United States District Court for the Southern District of New York and any claim that any Proceeding brought in any such court has been brought in an inconvenient forum.
      (c) The Company further irrevocably waives, to the fullest extent permitted by applicable law, any claim that any Proceeding should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the Company relating in any way to this Note or any other Loan Document, whether or not commenced earlier. To the fullest extent permitted by applicable law, the Company shall take all measures necessary for the Proceeding to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by the Company.

      11.     Notices. All notices and other communications given to any party hereto pursuant to this Note shall be in writing and shall be delivered by hand, fax or email (and in the case of fax or email, receipt confirmed immediately via telephone), or mailed first class postage prepaid, registered or certified mail, addressed as follows:

(a) If to the Company, to:

Emisphere Technologies, Inc.
765 Old Saw Mill River Road
Tarrytown, NY 10591
Attention: Chief Executive Officer
Phone: (914) 347-2220
Fax: (914) 347-2498
Email: mgoldberg@emisphere.com

with a copy to:

Brown Rudnick Berlack Israels LLP
One Financial Center
Boston, MA 02111
Attn: Timothy C. Maguire, Esq.
Fax: (617) 289-0413

(b) If to the Holder, to:

MHR Institutional Partners IIA LP
c/o MHR Fund Management LLC
40 West 57th Street, 24th Floor
New York, NY 10019
Fax number: (212) 262-9356
Attention: Hal Goldstein
Phone: (212) 262-0005
Fax: (212) 262-9356
Email: hgoldstein@mhrfund.com

with a copy to:

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY 10038
Attn: Doron Lipshitz, Esq.
Brett Lawrence, Esq.
Phone: (212) 806-5400
Fax: (212) 806-6006
Email: dlipshitz@stroock.com
blawrence@stroock.com
Each such notice or other communication shall for all purposes be treated as being effective or having been given when delivered, if delivered personally, by e-mail or facsimile with confirmation of receipt or if by overnight courier or, if sent by mail, upon actual receipt.
      12.     Waivers. No failure or delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of, or impair, any such right. No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right or of any obligation of the Company shall be effective unless given in writing and executed by the Holder. No waiver of any such right shall be deemed a waiver of any other right hereunder.

      13.     Amendment. This Note may be amended only by an instrument in writing executed by the parties hereto.
      14.     Replacement of Note. Upon the loss, theft, destruction or mutilation of this Note, and upon the execution and delivery by the Holder to the Company of an affidavit in form and substance reasonably acceptable to the Company attesting to such loss, theft, destruction or mutilation, as the case may be, and an agreement, in form and substance reasonably acceptable to the Company indemnifying and holding the Company harmless from and against any liability or damages arising therefrom, the Company shall execute and deliver in lieu thereof a new Note, dated the date of the Note being replaced, in the same principal amount.
      15.     Further Assurances. The Company shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the Holder may reasonably request in order to carry out the intent and accomplish the purposes of this Note and the consummation of the transactions contemplated hereby.
      16.     Survival. The obligations of the Company under Section                     shall survive the full repayment and the cancellation of this Note and the termination of the other obligations of the Company hereunder.
      17.     Successors and Assigns. This Note shall inure to the benefit of, be binding upon and be enforceable by and against the parties hereto and their respective successors and permitted assigns.
      18.     Headings. The headings of the sections of this Note are inserted for convenience only and do not constitute a part of this Note.
      19.     Nature of Obligations. The Obligations under this Note, all other 11% Senior Secured Convertible Notes issued by the Company in a form substantially similar to this Note pursuant to the Investment Agreement and the other Loan Documents referred to herein and therein are executed and delivered in substitution for, but not in satisfaction of, the obligations under the Loan Agreement and the Loan Documents referred to therein (collectively, the “Precedent Obligations”) and this Note shall not constitute a refinancing, substitution or novation of the Precedent Obligations.
[The Remainder of This Page is Intentionally Left Blank]

      IN WITNESS WHEREOF, the Company has caused this Note to be signed and to be dated the day and year first above written.

EMISPHERE TECHNOLOGIES, INC.

By:

Name:
Title:
Agreed and Assented to by Holder:
[Name of Holder]

By:

Name:
Title: